UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2022

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut		06437
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to amend, restate and replace the disclosure included in the Current Report on Form 8-K filed by Hyperfine, Inc. (the “Company”) with the Securities and Exchange Commission on November 14, 2022 in which the Company reported it had notified The Nasdaq Stock Market LLC (“Nasdaq”) it was not in compliance with the Majority Independent Board requirement set forth in Nasdaq Listing Rule 5605(b)(1). Nasdaq responded to the Company’s notice with a notice of non-compliance on November 7, 2022. However, the Company’s notice to Nasdaq was in error. As previously disclosed, the Company is relying on the controlled company exemption in Nasdaq Listing Rule 5615(c), which exempts controlled companies (defined as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company) from the requirements of certain corporate governance rules, including Nasdaq’s Majority Independent Board requirement. Nasdaq has been informed that the Company is a “controlled company” and has withdrawn its notice.

Despite the Company’s reliance on the controlled company exemption described above, the Company currently plans to identify, recruit, and ultimately appoint an independent director whose qualifications and experience are in the best interests of the Company and consistent with the needs of the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date:	November 15, 2022	By:	/s/ Neela Paykel
Neela Paykel General Counsel, Chief Compliance Officer and Corporate Secretary